UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 212-7910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Motorcar Parts of America, Inc. (the “Registrant”) was held on January 14, 2011.
The Registrant’s stockholders voted on proposals to: (i) elect directors; (ii) ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accountants for the fiscal year ending March 31, 2011; and (iii) approve the 2010 Incentive Award Plan.
All nominees for election to the Board as Directors were elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until the earlier of such director’s death, resignation or removal. The stockholders also ratified the selection of the independent registered public accountants and approved the 2010 Incentive Award Plan. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each proposal is set forth below:

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Election of Directors

Selwyn Joffe	5,666,655	1,900,575	3,013,463
Mel Marks	5,607,527	1,959,703	3,013,463
Scott Adelson	5,678,706	1,888,524	3,013,463
Rudolph Borneo	5,689,094	1,878,136	3,013,463
Philip Gay	5,689,184	1,878,046	3,013,463
Duane Miller	5,953,184	1,614,046	3,013,463
Jeffrey Mirvis	5,712,299	1,854,931	3,013,463

Proposal 2	Shares For	Shares Against	Shares Abstaining
Ratification of Ernst & Young LLP	10,495,644	40,969	44,080

Proposal 3	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Approval of the 2010 Incentive Award Plan	6,162,766	1,071,999	332,465	3,013,463

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
Date: January 20, 2011	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel